Exhibit 10.4

        SJW CORP. ANNOUNCES SALE OF $50 MILLION SENIOR NOTES

     SAN JOSE, Calif.--(BUSINESS WIRE)--SJW Corp. (NYSE:SJW) today announced the sale of $50 Million in aggregate principle amount of its 4.35% Senior Notes to an institutional investor in a private placement transaction.

     The senior notes are unsecured and will mature on June 30, 2021. Interest on the senior notes will accrue and be payable semi-annually in arrears on December 30 and June 30 commencing on December 30, 2011 at the rate of 4.35%.

     "The credit worthiness of SJW Corp. coupled with a historically low interest rate environment presented us with the opportunity to secure funding for our future financing needs at a very attractive price," said
W. Richard Roth, SJW Corp. President and Chief Executive Officer. "Our $50 Million sale of privately placed senior notes provides the company with a long-term, competitively priced and cost effective source of financing."

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc., Texas Water Alliance Limited, and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial real estate investments.




    This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.